Exhibit 10.1

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (the "First Amendment") dated as of June 30, 2025, to the Amended and Restated Loan Agreement (the "Loan Agreement"), made and entered into as of June 30, 2023, by and among FIRST FINANCIAL BANKSHARES, INC., a Texas corporation (the "Borrower") and FROST BANK, a Texas state bank (the "Lender"). All capitalized terms not otherwise defined herein shall have the meaning ascribed to each of them in the Loan Agreement.

W I T N E S S E T H:

WHEREAS, Borrower executed the Loan Agreement to govern that certain promissory note from Lender in the original principal amount of $25,000,000.00 (the “Note”);

WHEREAS, Borrower now desires to increase the principal amount of the Loan and amend the Loan Agreement; and

WHEREAS, Lender agrees to increase the principal amount and the Loan to

$50,000,000.00 and amend the Loan Agreement on terms and conditions as hereinafter provided.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender do hereby agree as follows:

ARTICLE I

Amendment to Loan Agreement

1.1.
Amendment to Section 1.01 of the Loan Agreement. Borrower and Lender agree to, and do hereby, amend the Loan Agreement by adding definition of Total Assets in Section 1.01 of the Loan Agreement, which shall read as follows:

“Total Assets” shall mean the sum total of the assets most recently reported by a Bank to its regulatory authorities calculated in accordance with regulatory accounting principles consistently applied.”

1.2.
Amendment to Sections 2.01 and 2.02 of the Loan Agreement. Borrower and Lender agree to, and do hereby, amend the Loan Agreement to renew the Loan and increase the principal balance of the Loan to $50,000,000.00, therefore Sections 2.01 and 2.02 of the Loan Agreement shall be amended to read as follows:

“2.01 The Loan. Subject to the terms and conditions of this Agreement, Lender agrees to make a revolving line of credit available to Borrower in the principal amount of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00) which shall be for the purpose of financing bank acquisitions, working capital needs and treasury stock repurchases.

Exhibit 10.1

2.02 The Note. The obligation of Borrower to pay the Loan shall be evidenced by a promissory note (the "Note") executed by Borrower and payable to the order of Lender, in the principal amount of $50,000,000.00 bearing interest at the variable rate set forth in the Note. Borrower shall pay principal and interest in accordance with the terms of the Note, with the maturity date being as set forth in the Note. From the Closing Date, and continuing at all times through June 30, 2027 (the "Revolving Credit Period"), the Loan evidenced by the Note shall be a revolving credit facility which will allow Borrower to request such amounts as Borrower may elect from time to time (each such amount being herein called an "Advance") so long as the aggregate amount of Advances outstanding at any time under the Note does not exceed Fifty Million and No/100 Dollars ($50,000,000.00) provided however, the minimum Advance must be at least

$500,000.00. Borrower shall have the right to borrow, repay, and borrow again during the Revolving Credit Period. The outstanding principal balance of the Note on July 1, 2027 shall convert to a term facility and shall be payable quarterly in accordance with the terms of the Note, with all unpaid principal plus all accrued and unpaid interest being due and payable on June 30, 2032.”

1.3.
Amendment to Section 2.04(h) of the Loan Agreement. Borrower and Lender agree to, and do hereby, amend the Loan Agreement by deleting Section 2.04(h) of the Loan Agreement in its entirety and substituting therefore the following:

“(h) Fees. On the Closing Date, Borrower shall pay a $10,000.00 loan origination fee to Lender plus all fees incurred by Lender in connection with the Loan, including without limitation, the Lender’s attorney’s fees.”

1.4.
Amendment to Section 5.10 of the Loan Agreement. Borrower and Lender agree to, and do hereby, amend the Loan Agreement by deleting Section 5.10 of the Loan Agreement in its entirety and substituting therefore the following:

5.10 Limitation on Debt. Borrower shall not, nor allow any Subsidiary to, create, incur, assume, become liable in any manner in respect of, or suffer to exist, any debt for borrowed money except:

(a)
debt, excluding debt created under this Agreement, not in excess of

$2,000,000 (which amount shall not include any debt acquired by acquisition of another entity) at any one time outstanding;

(b)
debt created under this Agreement;

(c)
debt secured by a purchase money security interest; and

(d)
federal funds purchased and advances from the Federal Home Loan Bank not to exceed twenty percent (20%) of Total Assets of the Bank, calculated at the end of each fiscal quarter.

FIRST AMENDMENT TO LOAN AGREEMENT -- Page 2

Exhibit 10.1

ARTICLE II

Conditions of Effectiveness

2.1.
Effective Date. This First Amendment shall become effective as of the date hereof, when, and only when, each of the following conditions shall have been met, all in form, substance, and date satisfactory to Lender:

(a) Closing Documents. Borrower shall have executed and delivered to Lender (i) Renewal Promissory Note payable to the order of Lender in the principal amount of $50,000,000.00 (“Note”), (ii) an Arbitration and Notice of Final Agreement, (Iii) a Certificate of Corporate Resolutions, and (iv) this First Amendment; each dated of even date herewith.

(b) Additional Loan Documents. Borrower shall have executed and delivered to Lender such other documents as shall have been requested by Lender to renew and extend the Loan and to evidence the terms of this First Amendment, all in form satisfactory to Lender and its counsel.

(c) Loan Costs. Borrower shall have paid to Lender the loan origination fee of Ten Thousand and No/100 Dollars ($10,000.00) plus Lender’s legal fees incurred in connection with this First Amendment.

ARTICLE III

Representations and Warranties

3.1.
Representations and Warranties. In order to induce Lender to enter into this First Amendment, Borrower represents and warrants the following:

(a) Borrower has the corporate power to execute and deliver this First Amendment, the Note, and the other Loan Documents and to perform all of its obligations in connection herewith and therewith.

(b) The execution and delivery by Borrower of this First Amendment, the Note, and other Loan Documents and the performance of its obligations in connection herewith and therewith: (i) have been duly authorized or will be duly ratified and affirmed by all requisite corporate action; (ii) will not violate any provision of law, any order of any court or agency of government or the Articles of Incorporation or Bylaws of such entity; (iii) will not be in conflict with, result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument; and (iv) will not require any registration with, consent or approval of or other action by any federal, state, provincial or other governmental authority or regulatory body.

(c) There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower, or any properties or rights of Borrower, or involving this First Amendment or the transactions

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Exhibit 10.1

contemplated hereby which, if adversely determined, would materially impair the right of Borrower to carry on business substantially as now conducted or materially and adversely affect the financial condition of Borrower, or materially and adversely affect the ability of Borrower to consummate the transactions contemplated by this First Amendment.

(d) The representations and warranties of Borrower contained in the Loan Agreement, this First Amendment, the Note, and any other Loan Document evidencing or securing Borrower's Obligations and indebtedness to Lender are correct and accurate on and as of the date hereof as though made on and as of the date hereof, except to the extent that the facts upon which such representations are based have been changed by the transactions herein contemplated.

ARTICLE IV

Ratification of Obligations

4.1.
Ratification of Obligation. The Borrower does hereby acknowledge, ratify and confirm that it is obligated and indebted to Lender as evidenced by the Loan Agreement (as amended by this First Amendment), the Note, and all other Loan Documents.

4.2.
Ratification of Agreements. The Loan Agreement, this First Amendment, the Note, and each other Loan Document, as hereby amended, are acknowledged, ratified and confirmed in all respects as being valid, existing, and of full force and effect. Any reference to the Loan Agreement in any Loan Document shall be deemed to be a reference to the Loan Agreement as amended by this First Amendment. The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under the Loan Agreement, nor constitute a waiver of any provision of the Loan Agreement.

ARTICLE V

Miscellaneous

5.1.
Survival of Agreements. All representations, warranties, covenants and agreements of Borrower, herein or in any other Loan Document shall survive the execution and delivery of this First Amendment and the other Loan Documents and the performance hereof and thereof, including without limitation the making or granting of the Loan and the delivery of the Note, and all other Loan Documents, and shall further survive until all of Borrower's Obligations to Lender are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Loan Documents to Lender shall be deemed to constitute the representations and warranties by Borrower and/or agreements and covenants of Borrower under this First Amendment and under the Loan Agreement.

5.2.
Loan Document. This First Amendment, the Note, and each other Loan Document executed in connection herewith are each a Loan Document and all provisions in the Loan Agreement, as amended, pertaining to Loan Documents apply hereto and thereto.

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Exhibit 10.1

5.3.
Governing Law. This First Amendment shall be governed by and construed in all respects in accordance with the laws of the State of Texas and any applicable laws of the United States of America, including construction, validity and performance.

5.4.
Counterparts. This First Amendment may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same First Amendment.

5.5.
Release of Claims. Borrower, by its execution of this First Amendment, hereby declares that it has no set-offs, counterclaims, defenses or other causes of action against Lender arising out of the Loan, any renewal, modification and extension of the Loan, any documents mentioned herein or otherwise; and, to the extent any such setoffs, counterclaims, defenses or other causes of action which may exist, whether known or unknown, such items are hereby expressly waived and released by Borrower.

5.6.
ENTIRE AGREEMENT. THIS FIRST AMENDMENT, TOGETHER WITH ANY LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH, CONTAINS THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND ALL PRIOR AGREEMENTS RELATIVE THERETO WHICH ARE NOT CONTAINED HEREIN OR THEREIN ARE TERMINATED. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS FIRST AMENDMENT, AND THE LOAN DOCUMENTS MAY BE AMENDED, REVISED, WAIVED, DISCHARGED, RELEASED OR TERMINATED ONLY BY A WRITTEN INSTRUMENT OR INSTRUMENTS, EXECUTED BY THE PARTY AGAINST WHICH ENFORCEMENT OF THE AMENDMENT, REVISION, WAIVER, DISCHARGE, RELEASE OR TERMINATION IS ASSERTED. ANY ALLEGED AMENDMENT, REVISION, WAIVER, DISCHARGE, RELEASE OR TERMINATION WHICH IS NOT SO DOCUMENTED SHALL NOT BE EFFECTIVE AS TO ANY PARTY.

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FIRST AMENDMENT TO LOAN AGREEMENT -- Page 5

Exhibit 10.1

IN WITNESS WHEREOF, this First Amendment is executed effective as of the date first written above.

BORROWER: FIRST FINANCIAL BANKSHARES, INC.,

a Texas corporation

By:	/s/ F. Scott Dueser
F. Scott Dueser, Chairman and CEO

LENDER: FROST BANK,

a Texas state bank

By:	/s/ Keagan Ciaschetti
Keagan Ciaschetti, Assistant Vice President

FIRST AMENDMENT TO LOAN AGREEMENT -- Page 6